                                                                    Exhibit 99.1

[ASTA FUNDING, INC. LOGO]


                                         FOR IMMEDIATE RELEASE
CONTACT:
                                         Stephen D. Axelrod, CFA
Mitchell Cohen, CFO                      Andria Pilo (Media)
ASTA FUNDING, INC.                       WOLFE AXELROD WEINBERGER ASSOC. LLC
(201) 567-5648                           (212) 370-4500; (212) 370-4505 (Fax)
                                         steve@wolfeaxelrod.com


         ASTA FUNDING REPORTS RECORD RESULTS FOR THE FISCAL YEAR ENDING
                               SEPTEMBER 30, 2004

FISCAL YEAR HIGHLIGHTS:

         o        Record 4th quarter and fiscal year earnings

         o        Fiscal 2004 net income increased 92 percent to $22.2 million

         o        Fiscal 2004 EPS of $1.57 per diluted share

ENGLEWOOD CLIFFS, NJ, NOVEMBER 23, 2003 -- ASTA FUNDING, INC., (NASDAQ: ASFI), a leading consumer receivables asset management and liquidation company, today reported results for the fiscal year ending September 30, 2004.

Net income for the fourth quarter ended September 30, 2004, rose 52% to a record $6,509,000 or $0.46 per diluted share, from $4,293,000 or $0.31 per diluted share, in the same prior year period. Diluted earnings per share reflect 4,950,000 additional shares outstanding from the sale of shares in a secondary offering at the end of June 2003. Revenues for the fourth quarter ended September 30, 2004, were $14,806,000, a 32% increase compared to revenues of $11,183,000 for the fourth quarter ended September 30, 2003.

Net income for the year ended September 30, 2004, rose 92% to $22,237,000 or $1.57 per diluted share, from $11,574,000 or $1.13 per diluted share, in the same prior year period. Revenues for the year ended September 30, 2004, were $51,175,000, an increase of 47% compared to revenues of $34,862,000 for the year ended September 30, 2003. All share and per share amounts have been retroactively restated to give effect for a 2:1 stock split in March, 2004.

Gary Stern, Chief Executive Officer, noted, "In a very competitive market, Asta has shown that adherence to its business model can yield exceptional financial performance. We have maintained our strict consumer receivable portfolio purchase standards and have been able to report growth in both purchases and collections. Last week, we announced that since the beginning of fiscal 2005 we have purchased approximately $509 million in distressed consumer receivables, an excellent start to fiscal 2005."

                                                                        - MORE -

--------------------------------------------------------------------------------
                  210 Sylvan Avenue, Englewood Cliffs, NJ 07632
                       (201) 567-5648, (201) 567-2203 fax

Mr. Stern continued, "The Company put the $47 million that it received at the end of the third quarter of fiscal 2003 from the secondary offering of shares to good use, spending $60 million in the fourth quarter of fiscal 2003 and a total of $103.7 million in fiscal 2004 to purchase distressed consumer receivables at a substantial discount to face value. So far this fiscal year we have spent approximately $18.5 million. Notwithstanding these purchases, our success in collecting has resulted in total debt outstanding of only $39.4 million at the fiscal year end. At the same time, the book value at the fiscal year end is up 22% to $8.52 per share from last year's book value of $7.01 per share."

Mr. Stern concluded, "Asta is a leader in the consumer receivable asset management business; an industry that is growing rapidly as consumer debt continues to increase. We will continue to apply the methods that have proven to be successful in increasing shareholder value, namely a disciplined approach to the purchase of distressed consumer receivables, coupled with a successful strategy of servicing and collection. Our success in applying these principles has resulted in Asta delivering significant increases in shareholder value in past years and we hope to continue to do so in the future."

AS PREVIOUSLY REPORTED, ASTA FUNDING WILL CONDUCT A TELECONFERENCE TODAY AT 11:00 A.M. EASTERN TIME. TO PARTICIPATE PLEASE DIAL USA (877) 511-5818, INTERNATIONAL (706) 634-1462 ABOUT 5 MINUTES PRIOR TO START. PLEASE REFER TO THE ASTA FUNDING EARNINGS TELECONFERENCE ID 2332330. INTERNATIONAL (706) 634-1462 ABOUT 5 -10 MINUTES PRIOR TO 11:00 AM EST. A RECORDING OF THE CONFERENCE CALL WILL BE AVAILABLE TODAY AT 12:00 NOON EST THROUGH NOVEMBER 30TH AT MIDNIGHT, BY DIALING USA/ CANADA (800) 642-1687, INTERNATIONAL (706) 645-9291, CONFERENCE ID 2332330.


                      ------------------------------------

ASTA FUNDING, INC.

Based in Englewood Cliffs, NJ, ASTA FUNDING, INC., is a leading consumer receivables asset management company that specializes in the purchase, liquidation and management of performing and non-performing consumer receivables. Asta generates revenues and earnings primarily through purchase and collection of performing and non-performing consumer receivables. For additional information, please visit our Web site at www.astafunding.com.

Except for historical information contained herein, the matters set forth in this news release are "forward- looking" statements (as defined in the Private Securities Litigation Reform Act of 1995.) Although Asta Funding, Inc. believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from Asta Funding, Inc.'s expectations. Factors that could contribute to such differences include those identified in Asta Funding, Inc.'s Form 10-K for the fiscal year ended September 30, 2003, and those described from time to time in Asta Funding, Inc.'s other filings with the Securities and Exchange Commission, news releases and other communications, including that Asta may not be able to purchase consumer receivable portfolios at favorable prices or on sufficiently favorable terms or at all. Asta Funding, Inc.'s reports with the Securities and Exchange Commission are available free of charge through its website at www.astafunding.com.





                                                     - FINANCIAL TABLE FOLLOWS -

                       ASTA FUNDING, INC. AND SUBSIDIARIES

                          CONSOLIDATED OPERATIONS DATA


                                     Three Months Ended      Three Months Ended         Year Ended              Year Ended
                                       September 30,           September 30,          September 30,            September 30,
                                    ---------------------    -------------------    -------------------    ----------------------
                                            2004                    2003                   2004                    2003
                                            ----                    ----                   ----                    ----
                                        (unaudited)             (unaudited)

REVENUES:
Finance income                          $14,806,000            $11,183,000            $51,175,000            $34,862,000
                                        -----------            -----------            -----------            -----------

EXPENSES:
General and administrative                3,260,000              2,408,000             11,258,000              7,837,000
Third-party servicing                                            1,068,000              1,316,000              5,564,000
Provision for losses                        300,000                     --                300,000                     --
Interest                                    222,000                433,000                845,000              1,855,000
                                        -----------            -----------            -----------            -----------
                                          3,782,000              3,909,000             13,719,000             15,256,000
                                        -----------            -----------            -----------            -----------

Income before income taxes               11,024,000              7,274,000             37,456,000             19,606,000

Income tax expense                        4,515,000              2,981,000             15,219,000              8,032,000
                                        -----------            -----------            -----------            -----------

Net income                              $ 6,509,000            $ 4,293,000            $22,237,000            $11,574,000
                                        ===========            ===========            ===========            ===========


Net income per share - Basic            $      0.48            $      0.33            $      1.67            $      1.23
                                        -----------            -----------            -----------            -----------
                     - Diluted          $      0.46            $      0.31            $      1.57            $      1.13
                                        -----------            -----------            -----------            -----------





                                                                        - MORE -

                       ASTA FUNDING, INC. AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEET DATA

                                                                                               September 30,
                                                                                        ------------------------------
                                                                                        2004                      2003
                                                                                        ----                      ----

ASSETS
   Cash and cash equivalents                                                         $  3,344,000            $  6,846,000
   Restricted cash and cash equivalents                                                         0                  54,000
   Consumer receivables acquired for liquidation                                      146,165,000             105,592,000
   Deposit on receivable purchase                                                       7,288,000
   Auto loans receivable                                                                       --                   5,000
   Furniture and equipment (net of accumulated depreciation of $1,013,000
      in 2004 and $775,000 in 2003)                                                       596,000                 710,000
   Other assets                                                                         1,248,000                 169,000
                                                                                     ------------            ------------

                                                                                     $158,641,000            $113,376,000
                                                                                     ============            ============

LIABILITIES
   Debt                                                                              $ 39,355,000            $ 16,381,000
   Other liabilities                                                                    3,351,000               3,741,000
   Income taxes payable                                                                 1,425,000                 802,000
   Deferred income taxes                                                                   44,000                  85,000
                                                                                     ------------            ------------

        Total liabilities                                                              44,175,000              21,009,000
                                                                                     ------------            ------------

Commitments

STOCKHOLDERS' EQUITY
Preferred stock, $.01 par value; authorized 5,000,000;
    issued - none
Common stock, $.01 par value, authorized 30,000,000 shares, issued
   and outstanding 13,432,000 shares in 2004 and 13,180,000 in 2003                       134,000                  66,000
Additional paid-in capital                                                             59,184,000              57,784,000
Retained earnings                                                                      55,148,000              34,517,000
                                                                                     ------------            ------------

        Total stockholders' equity                                                    114,466,000              92,367,000
                                                                                     ------------            ------------

                                                                                     $158,641,000            $113,376,000
                                                                                     ============            ============



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